EXHIBIT 5.1


                           PARKER DURYEE ROSOFF & HAFT

                           A PROFESSIONAL CORPORATION

                                    ATTORNEYS

                                529 FIFTH AVENUE

                         NEW YORK, NEW YORK 10017- 4608

                                 (212) 599-0500

                               FAX (212) 972-9487



                                                               November 27, 2000



IFS International, Inc.
Rensselaer Technology Park
300 Jordan Road
Troy, New York 12180

Re:  Registration Statement on Form S-3/A under the Securities Act of 1933
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Ladies and Gentlemen:

         In our capacity as counsel to IFS International, Inc. (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form S-3/A, amendment number 1, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, covering an aggregate of 1,510,097 shares (the "Shares") of Common Stock, to be issued upon conversion of preferred stock and the exercise of warrants, (the"Unissued Shares").

         In connection with, and as the basis for the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:. the Unissued Shares, when duly issued in accordance with the respective agreements to which such Unissued Shares are subject, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                               Very truly yours,

                                           /s/ PARKER DURYEE ROSOFF & HAFT, P.C.